UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.     )

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Filed by a Party other than the Registrant ☐

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☐	Preliminary Proxy Statement
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☐	Definitive Proxy Statement
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☒	Soliciting Material under §240.14a-12

THE EMPIRE DISTRICT ELECTRIC COMPANY
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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Filed by The Empire District Electric Company

Pursuant to Rule 14a-12

Under the Securities Exchange Act of 1934

Subject Company: The Empire District Electric Company

Commission File No.: 1-3368

On February 9, 2016, the following presentation was provided to employees of The Empire District Electric Company:

Empire-Liberty Utilities Agreement

Agreement Reached Agreement and Plan of Merger between Empire and Liberty Utilities Central Liberty Utilities Central is a subsidiary of Liberty Utilities Co., the US subsidiary of Algonquin Power & Utilities Corporation (APUC) Our financial strength and expertise of employees allowed us to secure agreement that is beneficial for employees, shareholders, customers and other stakeholders

What does this mean to me? Joplin will be headquarters for Liberty Central Region Liberty Central AR, IA, IL, KS, MO, OK & TX Approx. 320,000 customers Empire senior leadership will lead Liberty Utilities operations in the region Maintain Empire brand at least 5 yrs

Brad Beecher – President & CEO of Liberty Central Region Committed to retaining Empire employees We continue to provide safe and reliable service to our customers What does this mean to me?

Who is Liberty / Algonquin? Liberty Utilities – US subsidiary of Algonquin Power & Utilities (APUC) APUC – North American diversified generation, transmission and distribution utility Stock Trade – AQN on Toronto Exchange Business Model Invest in small regulated utilities Keep existing business structure in place

Who is Liberty / Algonquin? APUC (cont’d) Distribution Group operates in US Regulated water, electric and natural gas 560,000 customers; 11 states; 1450 employees Central Region – AR, IA, IL, KS, MO, OK & TX Non-regulated Generation Group Wind, solar, hydroelectric & gas generation 1,050 MW capacity Transmission Group Electric transmission and gas pipeline systems in US & Canada

Why is this the strategic alternative chosen? Board of Directors’ fiduciary responsibility to shareholders Proactively search out solutions to industry trends: Lower customer growth Changing environmental regulations Capitalize on growth & development opportunities

Why is this positive? Economies of scale Empire employees – expertise in regulated utility operations Growth opportunities Algonquin’s expertise in renewable development & operations Pursue efficiencies, leverage best practices, enhance service offerings Potential for additional local jobs

What does this mean? Employees Empire staff maintained to operate current & expanded business Possibility for new or expanded roles Wider North American footprint Honor all policies and agreements Includes Union contract Includes vacation, sick leave, holidays, etc.

What does this mean? Employees Wages no less favorable & healthcare and other benefits substantially the same for at least 2 years Following that 2-year period, for next 3 years, no less favorable in the aggregate than similarly situated employees across combined organization Benefit plans may not be amended in material way for 3 yrs after close Retain credited years of service Stock Purchase Plan Will be issued as scheduled in May 2016

What does this mean? Employees Post-retirement benefits Will not amend in a material adverse manner for 3 years after close After that period, no worse than similarly situated across combined organization 401K stock converted to cash 401k match will continue, in some form Pension Benefits accrued to date cannot be taken away Protected by Federal law

What does this mean? Shareholders Receive $34 cash per share at closing* Approx. 50% premium of unaffected stock price of $22.65 on Dec. 10, 2015 Maximize shareholder value *closing will be scheduled after all approvals are granted

What does this mean? Customers & Community Continue to receive service from local & experienced Empire employees Opportunity to benefit from shared costs, broader diversification, economies of scale Continue current level of community involvement and charitable contributions

Business as Usual Current project initiatives will continue Remain focused on: Positive customer experience Continuous improvement Regulatory compliance Commitment to community Safety

What are the next steps? Regulatory approval in all jurisdictions MO, KS, OK, AR & FERC Filings will occur over next couple of months Shareholder approval Issue proxy in approximately 60 days recommending shareholders vote in favor Other required clearances Hart Scott Rodino Antitrust Improvements Act Committee on Foreign Investment Federal Commerce Commission

When will the transition take place? After all regulatory approvals granted Typically takes 9 – 18 months Then closing will be scheduled What if approval is not granted? The transaction will be terminated Regardless of the outcome we continue serving our customers

What will change from now through closing? Continue to operate as we always have Continue to evaluate and fill open positions consistent with our current practice Continue to provide tools & workforce to meet customers needs Liberty committed to retaining Empire employees

How will we stay informed? Required Public Disclosures SEC regulations govern our disclosure of certain information All related communications filed with SEC Periodic employee meetings Communication updates Eportal & Dispatch Leadership – open door to help w/ info resources

Employee Town Hall Brad Beecher, President and CEO of Empire and Ian Robertson, CEO of Algonquin Kodiak Service Center – Feb 11 @ 7:00am Kodiak Service Center – Feb 11 @ 8:30am The Ramsey Building – Feb 11 @ 10:00am

What does this mean for me today? As we look forward to the next chapter with Liberty Utilities, continue carrying out our mission: Making lives better every day with reliable energy and service

SEC Required Disclosure Additional Information and Where to Find It The proposed transaction will be submitted to shareholders of Empire for their consideration. In connection with the transaction, Empire will file a proxy statement and other materials with the U.S. Securities and Exchange Commission (the “SEC”). This communication is not a substitute for the proxy statement or any other document that Empire may send to its shareholders in connection with the proposed transaction. EMPIRE SHAREHOLDERS ARE ADVISED TO READ THE PROXY STATEMENT FOR THE PROPOSED TRANSACTION WHEN IT IS FILED, AND ANY AMENDMENT OR SUPPLEMENT THERETO THAT MAY BE FILED, WITH THE SEC BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT EMPIRE AND THE TRANSACTION. All such documents, when filed, are available free of charge at the SEC’s website at www.sec.gov, at Empire’s website at www.empiredistrict.com or by sending a written request to Corporate Secretary, The Empire District Electric Company, 602 S. Joplin Avenue, Joplin, Missouri 64801. Participants in the Solicitation Empire and its directors and executive officers are deemed to be participants in any solicitation of Empire shareholders in connection with the proposed transaction. Information about Empire’s directors and executive officers is available in Empire’s definitive proxy statement, filed on March 18, 2015, in connection with its 2015 annual meeting of shareholders, and in Empire’s Annual Report on Form 10-K for the fiscal year ended December 31, 2014.

Questions?